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                          ___________________________

                        SPECIAL CUSTODY ACCOUNT AGREEMENT




AGREEMENT dated                   , 199

AMONG:

(1) MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ("Merrill Lynch"), a Delaware corporation registered as a broker and dealer in securities pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"); and

(2)                                                   (the "Customer"), a
organized under the laws of the State of                      , and;

(3)                                                         (the "Custodian"), a
chartered under the laws of                          .

         WHEREAS, Customer desires to establish a securities margin account with Merrill Lynch to effect purchases and sales (including "Short Sales," as hereinafter defined) of securities and/or to have Merrill Lynch finance certain of Customer's securities transactions, all such transactions being consistent with Customer's authorized investment objectives and policies; and

         WHEREAS, Custodian is duly chartered under the laws of the United States of America or of a State thereof to engage in the trust business and maintains a custodian account on behalf of Customer ("Custodian Account") in which it holds, or to which it has credited, securities, cash and other assets owned by Customer, free and clear of any liens or other encumbrances of Custodian or known to Custodian; and

         WHEREAS, Merrill Lynch is a member of the New York Stock Exchange, Inc. (the "NYSE"), as well as various other national securities exchanges, and carries and services securities margin accounts for customers, executes orders to purchase and sell securities on a cash or margin basis, and lends or arranges for loans of securities to or behalf of customers to facilitate Short Sales;

         NOW, THEREFORE, in consideration of the mutual covenants herein, and for other good and valuable consideration, be it agreed as follows:

         1.  As used herein, the following terms have the following meanings:

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         "ADEQUATE  MARGIN" in respect of transactions in securities  shall mean such Collateral (as hereinafter defined) as is adequate to collateralize an extension of credit, including a loan of securities for purposes of effecting a Short Sale, under applicable laws, rules and regulations, including Regulation T of the Board of Governors of the Federal Reserve System ("Regulation T"), Rule 431 of the NYSE, and the internal policies of Merrill Lynch.

         "ADVICE FROM MERRILL LYNCH" or "ADVICE" shall mean a notice sent by Merrill Lynch to Customer or Custodian in writing or transmitted by a facsimile sending device, except that Advice(s) for the deposit of Collateral as Adequate Margin, whether requesting initial or maintenance margin, may be given to Customer orally if followed by the issuance or transmission of written or telegraphic confirmation to Customer no later than the close of business on the same business day. In the event of a purchase or sale transaction, including a Short Sale or a purchase to cover a Short Sale, the Advice from Merrill Lynch shall mean a standard confirmation in use by Merrill Lynch and sent or transmitted to Customer. With respect to substitutions or releases of Collateral, "Advice from Merrill Lynch" or "Advice" shall mean a written notice signed by a person authorized by Merrill Lynch and sent or transmitted to Customer or Custodian. When used herein, the term "ADVISE" shall refer to the issuance of a communication constituting an Advice from Merrill Lynch. Merrill Lynch will certify to Custodian the names and signatures of those persons authorized to issue Advice(s) on behalf of Merrill Lynch with respect to substitutions or releases of Collateral and to give any other directions to, or take any other action with, Custodian under or in respect of this agreement, which certification may be amended from time to time.

         "COLLATERAL" shall mean (a) "exempted securities" (as defined in Section 3(a)(12) of the Exchange Act) and (b) "margin securities" (as defined in
Section 220.2(q) of Regulation T) which are held by Custodian in the Special Custody Account to be established by Custodian for Merrill Lynch in accordance with the provisions of this Agreement. .

         "CUSTODIAN ACCOUNT" means the account of Customer with Custodian operated in accordance with a custodian agreement ("Custodian Agreement") between Customer and Custodian.

         "CUSTOMER INSOLVENCY" means that (a) an order, judgment or decree has been entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law (herein called the "Bankruptcy Law") of any jurisdiction adjudicating the Customer insolvent; or (b) the Customer has petitioned or applied to any tribunal for, or consented to, the appointment of, or taking possession by, a trustee, receiver, liquidator or similar official, of the Customer, or Customer has commenced a voluntary case under the Bankruptcy Law of the United States or any proceeding relating to the Customer under the Bankruptcy Law of any other jurisdiction, whether now or hereinafter in effect; or (c) any such petition or application has been filed, or any such proceedings commenced, against the Customer and the Customer by any act has indicated its approval thereof, consent thereto or acquiescence therein, or any order for relief has been entered on an involuntary case under the Bankruptcy Law of the United States, as now or hereinafter constituted, or an order, judgment or decree has been entered appointing any such trustee, receiver, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days.

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         "INSTRUCTIONS  FROM  CUSTOMER"  or  "INSTRUCTIONS"   means  a  request,
direction or certification in writing signed by a person authorized by Customer and delivered or transmitted by a facsimile sending device to, as appropriate in the circumstances, Custodian or Merrill Lynch. Customer will certify to Custodian the names and signatures of those persons authorized to issue Instructions on behalf of Customer, which certification may be amended from time to time. When used herein, the term "INSTRUCT" shall refer to the issuance of a communication to Custodian or to Merrill Lynch constituting an Instruction from Customer.

         "SHORT SALE" shall have the meaning ascribed in Rule 3b-3, promulgated by the Securities and Exchange Commission under the Exchange Act.

         2. Merrill Lynch, upon receipt from Customer of such documents as Merrill Lynch may require, shall open a securities account ("Securities Account") on its books in the name of Customer for purposes of effecting the securities transactions contemplated by this Agreement.

         3.  (a) Custodian  shall open an account on its books entitled "Merrill
Lynch Collateral Account as Pledgee of                                         "
(referred to herein as the "Special Custody Account") and shall transfer to, receive and hold therein, as custodian for Merrill Lynch, such cash and securities as shall be received and accepted as Collateral by Merrill Lynch pursuant to this Agreement.

             (b) All securities constituting Collateral shall be credited to and held in the Special Custody Account in good deliverable form (i) with duly executed stock or bond transfer powers with signatures guaranteed by a bank, or
(ii) registered in the name of Custodian or Custodian's nominee, or in the name of the nominee of Depository Trust Company, the Federal Reserve Book-Entry system, or (iii) in such other name(s) or manner(s) as may be agreed upon between Custodian and Merrill Lynch. Customer acknowledges and agrees that all securities delivered or otherwise transferred to Custodian for deposit to Merrill Lynch's Special Custody Account as Collateral shall be subject to Merrill Lynch's acceptance thereof, in its discretion.

             (c) Customer hereby grants to Merrill Lynch a continuing first priority security interest in the Collateral, and in any securities substituted for or exchanged as Collateral, and the proceeds thereof, to secure its obligations to Merrill Lynch in connection with the transactions contemplated by this Agreement, or pursuant to the Investor CreditLine Agreement (or other form of securities margin agreement) entered into between Customer and Merrill Lynch.

             (d) Customer may substitute or exchange the securities constituting Collateral held in the Special Custody Account only after Customer Instructs Custodian to make the contemplated substitution or exchange and Merrill Lynch Advises Custodian that such substitution or exchange is acceptable.

             (e) Custodian agrees to release Collateral pledged to Merrill Lynch hereunder and held in the Special Custody Account only upon the receipt of an Advice from Merrill Lynch in accordance with this Agreement.

         4. When placing an order with Merrill Lynch to effect a Short Sale, Customer will designate the order as such and hereby authorizes Merrill Lynch to mark such order as "short;" it being understood that Merrill Lynch's acceptance of such order will be contingent upon its ability to borrow the securities being sold short; it being further understood, that Merrill Lynch has no obligation

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

and makes no representation or warranty as to its ability to continue to borrow the securities sold "short" or otherwise to protect the Short Sale for more than the business day on which the Short Sale is effected. Customer will designate each order to sell securities then owned by Customer, that Customer intends to deliver to the purchaser thereof, as "long" and hereby authorizes Merrill Lynch to mark each such order as being "long."

         5. Merrill Lynch will, from time to time, Advise Customer of the amount of Collateral necessary to constitute Adequate Margin and Customer will promptly Instruct Custodian, acting as Customer's custodian, to transfer from Customer's Custodian Account to Merrill Lynch's Special Custody Account such cash and/or securities as shall be necessary to equal or exceed the amount that constitutes Adequate Margin. Custodian shall not be required to make any determination as to whether (a) any securities that Customer Instructs Custodian to transfer or otherwise deliver to Merrill Lynch's Special Custody Account will be acceptable by Merrill Lynch as Collateral or (b) whether the value of any such cash or securities constitutes Adequate Margin; or whether the securities that are credited to the Special Custody Account constitute collateral as herein defined.

         6. Upon the request of Customer, Merrill Lynch will Advise Customer of any Collateral in the Special Custody Account which may then be in excess of Adequate Margin, as determined by Merrill Lynch each business day by valuing the Collateral by "marking to the market." Merrill Lynch will Advise Custodian to transfer all or a portion of such excess from its Special Custody Account to Customer's Custodian Account promptly upon receipt of an Instruction to that effect. Merrill Lynch agrees to so Advise Custodian.

         7.  The  parties   hereby  make  the  following   representations   and
warranties, which shall continue during the term of all transactions executed and maintained hereunder:

             (a) Each party hereto  represents and  warrants that (i) it has the power to execute and deliver this Agreement, to enter into the transactions contemplated hereby and to perform its obligations hereunder; (ii) it has taken all necessary action to authorize such execution, delivery and performance; and
(iii) this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms.

             (b) Customer is a corporation duly organized and validly existing under the laws of the State of_____________, it has, or will have at the time of delivery of any securities as Collateral, the right to grant a first and prior perfected security interest therein subject to the terms and conditions hereof and of the Investor CreditLine Agreement;

             (c) Customer represents and warrants that the Collateral, including all securities that may be substituted for or exchanged as Collateral, will not be subject to any liens or encumbrances other than Merrill Lynch's broker's lien arising hereunder in connection with the transactions contemplated by this Agreement, or pursuant to the Investor CreditLine Agreement (or other form of securities margin agreement) entered into between Customer and Merrill Lynch.

             (d) all securities included at any time Collateral will be in good deliverable form (or Custodian shall have the unrestricted power to put such securities into good deliverable form and will do so upon Merrill Lynch's request) in accordance with the requirements of such exchanges or markets as may be the primary market or markets for such securities;

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

             (e) Customer has full authority to enter into and perform this Agreement and the transactions contemplated herein and in the Investor CreditLine Agreement, and no further actions or approvals by Customer or any regulatory authority are needed to enable Customer to do so.

             (f) no securities delivered by Customer to Merrill Lynch hereunder have been or shall be obtained, directly or indirectly, from or using the assets of any Plan (which term means (i) any "employee benefit plan" as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended, or
(ii) any "plan" as defined in Section 4975(e) (1) of the Internal Revenue Code of 1954, as amended), if Customer or any affiliate of Customer has discretionary authority or control with respect to the assets of such Plan or renders investment advice (within the meaning of 29 C.F.R Section 2510.3(c)) with respect to the investment of the assets of such Plan.

         8. Customer and Merrill Lynch hereby constitute and appoint Custodian as custodian of all monies and securities at any time transferred to Custodian for deposit in the Special Custody Account in connection with the transactions contemplated hereby and as their agent for the purposes set forth in this Agreement.

         9. Custodian hereby accepts appointment as custodian and agent and agrees to establish and maintain a Special Custody Account containing appropriate records identifying Customer's interest in the Collateral and cash balances, if any, in said account.

         10. Custodian will maintain accounts and records for the Collateral held in or credited to the Special Custody Account as Merrill Lynch's agent, separate from any other property of Customer in the custody of Custodian under the Custodian Agreement and separate from any other property in which Merrill Lynch or Custodian has an interest, except that Federal book-entry U.S. government securities and agency securities may be held in Custodian's account for the exclusive benefit of customers of Custodian. The Collateral shall at all times remain the property of Customer subject only to the extent of the interest and rights therein of Merrill Lynch as the pledgee and secured party thereof and, except as required to be released hereunder to Merrill Lynch or its involuntary successors (including a trustee), and shall not be available to creditors of Merrill Lynch or Custodian.

         11. Customer shall be responsible to Merrill Lynch for all obligations which arise with respect to securities sold short by Customer, which obligations may include, without limitation, payments or distributions of cash or securities, or a combination thereof, which result from the declaration of dividends by the issuers of securities sold short, or by the acquisition, merger, combination, reorganization or other action taken by or affecting such issuers.

         12. Debit balances, including adjusted debit balances attributable to Short Sales and Short Sales `against the box,' arising from transactions in Customer's Securities Account with Merrill Lynch will be charged with interest, in accordance with Merrill Lynch's usual custom, including any increases in rates caused by market conditions and with such charges as Merrill Lynch may make to cover its facilities and extra services. Merrill Lynch will provide Customer with a document that sets out in greater detail the terms and conditions pursuant to which credit will be extended and interest charged to Customer by Merrill Lynch.

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

         13. In the event (a) of Customer's Insolvency, or (b) of a default by Customer of its obligations to provide and maintain Adequate Margin as herein provided, or (c) that Customer receives notice that Merrill Lynch can no longer protect Customer's Short Sale and Customer is unable to deliver to Merrill Lynch, in accordance with applicable laws, rules and regulations and Merrill Lynch's internal policies, securities identical to the securities sold short, Merrill Lynch shall have the right to give notice (which notice may be by telegraph, facsimile transmission or hand delivery) to Customer specifying such default or failure to perform or inability to protect, and Merrill Lynch may, no sooner than 12:00 noon New York Time two business days after notice, if Customer continues to be in default or remains insolvent (within the meaning of the term "Customer Insolvency"), or has not performed its requirement to deliver at the end of such period, convert Customer's convertible securities or exercise Customer's rights or warrants, buy-in any securities as to which Customer may be short, sell any Collateral in the Special Custody Account and give Advice to Custodian to release such Collateral free of payment to Merrill Lynch. Custodian shall release Collateral free of payment solely upon Advice from Merrill Lynch signed by an authorized person with respect to Merrill Lynch and expressly stating that, pursuant to this Agreement, the condition precedent to Merrill Lynch's right to receive such Collateral free of payment has occurred. Custodian will provide immediate telephone notice to Customer followed by written or telegraphic confirmation, of any receipt by Custodian of Advice from Merrill Lynch to release Collateral free of payment. Any sales or purchases made pursuant to this paragraph may be made according to Merrill Lynch's judgment and may be made at Merrill Lynch's discretion on the principal exchange or other market for such securities, or in the event such principal market is closed, in a manner commercially reasonable for such securities.

         14. As between Custodian, on the one hand, and Merrill Lynch, on the other, the obligations of Custodian under this Agreement represent obligations of Custodian generally, rather than obligations of Custodian in any particular capacity or as a fiduciary with respect to any particular account.

         15. Custodian will be paid as consideration for all services it is to perform pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between Customer and Custodian.
All such compensation will be paid by Customer.

         16. In respect to any losses or liabilities, Custodian shall be protected in acting pursuant to any Instructions, Advices or notices from Customer or Merrill Lynch reasonably appearing to be genuine and authorized, and Custodian shall have no duty of further inquiry with respect thereto. Custodian shall be liable for losses and liabilities for its actions or omissions under this Agreement only when due to its own negligence or willful misconduct. In matters concerning or relating to this Agreement, Custodian shall not be responsible for compliance with any statute or regulation regarding the establishment or maintenance of margin credit, including but not limited to Regulation T, or with any rules or regulations of the exchanges or markets for the securities purchased or sold by Customer. Custodian shall not be liable to any party for any acts or omissions of the other parties to this Agreement and shall be indemnified severally by the other parties to this Agreement for any action taken by Custodian in good faith and without negligence.

         17. Any of the parties hereto may terminate this Agreement by notice in writing to both of the other parties hereto; provided, however, that the status of any Collateral held at the time of such notice shall not be affected by such termination until the release of such Collateral pursuant to applicable rules and regulations of such national securities exchanges of which Merrill Lynch is

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

a member, and of Regulation T. In the event Merrill Lynch Advises Custodian to transfer Collateral from its Special Custody Account to Customer, the Collateral shall be transferred to the Customer's Custodian Account with Custodian.

         18. Written communications hereunder shall be, as required or authorized herein, hand-delivered, telegraphed or mailed first class postage prepaid, except that written notice of termination shall be sent by certified mail, addressed:


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



             (a) if to Custodian, to:




                      Attention:


             (b) if to Customer, to:




                      Attention:


             (c) if to Merrill Lynch, to:

                       Merrill Lynch, Pierce, Fenner & Smith Inc.
                       Hedge Support Operations Department
                       101 Hudson Street - 7th Floor
                       Jersey City, New Jersey  07302-3997
                       Attention:  Manager, Prime Brokerage Services

         19. This Agreement shall be governed by the laws of the State of New York applicable to transactions entered into and to be performed wholly within the State of New York.


                                          [                                  ]


                                          By: ________________________________
                                          Title: _____________________________


                                          [                                  ]


                                          By: ________________________________
                                          Title: _____________________________


                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                       INCORPORATED


                                          By: ________________________________
                                          Title: _____________________________
11/97


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